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                                        Communications World International, Inc.
                                                                     Form 10-KSB
                                                                  EXHIBIT 10 (o)

                               FINANCING AGREEMENT

         THIS AGREEMENT is between Communications World International, Inc., a Colorado corporation (the "Company"), and Bathgate McColley Capital Group LLC, a Colorado limited liability company (the "Consultant").

         1. Consultant agrees to assist the Company in its efforts to obtain equity, convertible debt or debt financing through private offerings or financing from appropriate institutional and/or private lending/investing sources, by introducing Company to one or more institutional investors, venture capital or other potential sources of capital for the purposes of obtaining such financing.

         2. This Agreement shall apply to all financing or other arrangements, which inure, directly or indirectly, to or for the benefit of the Company, its assigns, beneficiaries, subsidiaries, and/or affiliates. Consultant's engagement hereunder is for a period commencing on the date of this letter and terminating on September 1, 2000, which period may be extended by mutual consent (the "Engagement Period"). In the event that any time during the Engagement Period or within one year after the Engagement Period, the Company or its assigns, beneficiaries, subsidiaries, and/or affiliates consummates a financing or enters into a letter of intent or other arrangement relating to financing, with an institutional investor, venture capital or other potential source of capital with whom the Consultant introduced or its assigns, beneficiaries, subsidiaries, and/or affiliates, the Company agrees, at the closing of any such financing arrangement and contemporaneously with the receipt of proceeds by the Company, to compensate Consultant or its assigns as follows:

                  a) (i) Cash in the amount of 6% of the gross amount of the proceeds if such financing is equity.

                           (ii) Warrants to purchase shares of the common stock
                  of the Company equal to 3% of the number of shares of common stock sold in the financing. The warrants will be exercisable for five years from date of issuance at the same price as paid by the investors and shall contain customary anti-dilution provisions, piggy-back registration rights, cash-less exercise rights and be on a form agreeable to the Company and the Consultant.

                  b) (i) Cash fee equal to 4% of the amount of the gross proceeds if such financing is subordinated or convertible debt.


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                           (ii) Warrants to purchase shares of common stock of
                  the Company equal to 3% of the number of shares of common stock the financing debt gross proceeds would have acquired on the date of closing based upon the closing bid price of the Company's common stock. The warrants exercise price shall be the closing bid price on the date the financing closes. The warrants will be exercisable for five years from date of issuance and shall contain customary anti-dilution provisions, piggy-back registration rights, cash-less exercise rights and be on a form agreeable to the Company and the Consultant.

The above fees shall be payable immediate upon the closing or other consummation of such financing based upon the total amount available to the Company.

         3. Consultant shall be deemed to have introduced the company to an institutional investor, venture capital or other potential source of capital if a meeting or other contact between the Company and the institutional investor, venture capitalist, bank or other potential source of capital is arranged, either directly or indirectly, by the Consultant.

         4. Should Consultant introduce the Company to an institutional investor, venture capital or other potential source of capital prior to the expiration of this Agreement, Consultant shall be entitled to a fee pursuant to paragraph 2 above for the initial financing transaction or arrangement as well as for all subsequent financing transactions or other arrangements entered into with the introduced firm whether they occur prior or subsequent to the expiration of the Agreement. Such fee shall be calculated by aggregating the gross proceeds received from all financing transactions or arrangement with the introduced firm and then applying the percentage compensation provided in paragraph 2 above. The Company further agrees that any fees paid pursuant to this paragraph 4 shall be paid in accordance with paragraph 2 above. This paragraph 4 shall also apply to any amendments, modifications or changes to any loan agreement or other arrangement resulting in an increased source of funds available to the Company through an introduced firm.

         5. The Consultant also agrees to assist the Company in its efforts to complete acquisitions of other telecommunications companies. During the Engagement Period, Consultant shall render advice regarding the timing, strategy and negotiations in connection with the acquisitions contemplated by the Company, as shall be reasonably requested by the Company. The Company shall pay to Consultant a fee of $15,000 for each acquisition completed by the Company. However, the total fee paid to Consultant pursuant to this paragraph 5 shall not exceed $60,000. The assistance of Consultant in the recently completed acquisition of RMS and West-Tec is acknowledged. Included in this fee agreement is advice provided in connection with the recently completed acquisitions of RMS and West-Tec.


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         6. The Company agrees to indemnify and hold Consultant, its affiliates, control persons, managers, members, employees, agents and sureties harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees and the cost of any of Consultant personnel involved in any such matter) arising out of Consultant's entering into or performing under this Agreement, including costs arising out of any dispute whether or not Consultant is a party to such dispute, except that no indemnification shall be provided to the Consultant if the Consultant has engaged in willful misconduct or gross negligence.

         The indemnity and contribution obligations of the Company under this paragraph 6 shall survive the termination of this Agreement, shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successor, assigns, heirs and personal representatives of the Company, Consultant and any such person.

         7. The Company acknowledges that consultant is not registered or licensed as a broker-dealer with all state securities commissions or other regulatory authorities and that should Consultant introduce Company to an institutional investor, venture capital or other potential source of capital, Consultant shall not, and shall not be required to, participate in any negotiations with respect to such financing in any state wherein such activity requires prior registration as a securities broker-dealer and is not exempt from such registration. The Company further acknowledges that nothing in this Agreement shall require Consultant to perform services for which the rendering of such services would be violate of any applicable law.

         8. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in writing and signed by both parties.

         9. In the event that any dispute arises under this Agreement, the Parties hereby agree to submit such dispute to binding arbitration in Denver, Colorado, before the American Arbitration Association. The Company hereby agrees to pay reasonable attorneys fees and costs associated with such arbitration and incurred by Consultant, if Consultant prevails.

         10. The Parties and each of them shall from time to time execute and deliver such further instruments or take such further action as the other party may reasonably request to effectuate both the letter and intent of this Agreement.

         11. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

         12. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A


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failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

         13. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         14. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign any of its rights, duties or obligations, which may arise under this Agreement without the prior written consent of the Consultant.

         15. The validity, interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of Colorado.

         16. Company and Consultant represent and warrant that the individuals executing this Agreement on behalf of the respective parties have all necessary power and authority to execute this Agreement and bind each party. Company and Consultant further warrant that each has duly authorized, by all necessary action, this Agreement.

         17. Parties agree that facsimile signatures shall be deemed to be original signatures and that the Agreement and all its provisions shall be binding upon execution by facsimile transmission Parties further agree to exchange hard copy signed originals immediately following transmission by fax.

DATED this 3rd day of January, 2000

                                    Communications World International, Inc.


                                    By
                                       -------------------------------------
                                       Jim Ciccarelli, CEO

DATED this 3rd day of January, 2000

                                    BATHGAT MCCOLLEYCAPITAL GROUP LLC


                                    By
                                       -------------------------------------
                                       Eugene C. McColley, Manager


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